SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                      Metromedia International Group, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                      Metromedia International Group, Inc.
         [LOGO]              One Meadowlands Plaza
                     East Rutherford, New Jersey 07073-2137


                                                             September [6], 2001


Dear Stockholder:


     On behalf of the Board of Directors, I wish to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of Metromedia International Group, Inc., which will be held on Tuesday, October 9, 2001, on the Concourse Level, 1285 Avenue of the Americas, New York, New York 10019 at 11:00 a.m. Eastern time. I look forward to greeting as many stockholders as possible at the Annual Meeting.


     Proposals. At the Annual Meeting, you will be asked:

     o to elect three Class III directors for a three-year term ending in the year 2004;

     o to ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001;

     o to vote upon a proposal submitted by one of our stockholders to request that the Board of Directors amend our certificate of incorporation to allow stockholders to take action by written consent and to call special meetings;

     o to vote upon a proposal submitted by one of our stockholders to amend our by-laws to limit the number of "inside" directors on our Board of Directors to one person;

     o to vote upon a proposal submitted by one of our stockholders to urge our Board of Directors to take the steps necessary to reorganize itself into one class; and

     o to vote upon any other matters that may properly come before the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote in person.

     Thank you for your time and consideration.

                                             Sincerely,



                                             Stuart Subotnick
                                             Vice Chairman, President and
                                             Chief Executive Officer

                      METROMEDIA INTERNATIONAL GROUP, INC.
                             One Meadowlands Plaza
                     East Rutherford, New Jersey 07073-2137

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 2001

                               ------------------

                             TO THE STOCKHOLDERS OF
                     METROMEDIA INTERNATIONAL GROUP, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Metromedia International Group, Inc., a Delaware corporation, will be held on Tuesday, October 9, 2001, at 11:00 a.m., Eastern time, on the Concourse Level, 1285 Avenue of the Americas, New York, New York 10019 for the purpose of considering and acting upon the following:


     1. The election of three members to our Board of Directors to serve a three-year term as Class III directors;

     2. The ratification of the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001;

     3. The proposal submitted by one of our stockholders to request that our Board of Directors amend our certificate of incorporation to allow stockholders to take action by written consent and to call special meetings;

     4. The proposal submitted by one of our stockholders to amend our by-laws to limit the number of "inside" directors on our Board of Directors to one person;

     5. The proposal submitted by one of our stockholders to urge our Board of Directors to take the steps necessary to reorganize itself into one class; and

     6. The transaction of such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1 AND NO. 2 AND "AGAINST" PROPOSALS NO. 3, NO. 4 AND NO. 5 TO BE PRESENTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING.

     Only stockholders of record at the close of business on August 31, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any reason germane to the Annual Meeting, during ordinary business hours during the ten days prior to the Annual Meeting at the law offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019. If you wish to view the list of stockholders, please contact our Corporate Secretary's office at 201-531-8000.


     We hope that you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and mail the enclosed proxy in the return envelope to assure that your shares are represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may revoke your proxy if you wish and vote your shares in person.

     Thank you for your cooperation and continued support.

                                             By Order of the Board of Directors.



                                             David A. Persing
                                             Secretary


East Rutherford, New Jersey
September [6], 2001

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD IN ORDER THAT A QUORUM MAY BE ASSURED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES). IF YOU
RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED, DATED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.
--------------------------------------------------------------------------------

                      METROMEDIA INTERNATIONAL GROUP, INC.

                                -----------------

                              ONE MEADOWLANDS PLAZA
                         EAST RUTHERFORD, NJ 07073-2137

                                -----------------

                                PROXY STATEMENT
                     FOR AN ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 2001

                                PRELIMINARY COPY

                               -----------------


      This proxy statement is being furnished to the holders of shares of common stock, par value $1.00 per share, of Metromedia International Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of our Stockholders to be held at 11:00 a.m., Eastern time, on Tuesday, October 9, 2001 on the Concourse Level, 1285 Avenue of the Americas, New York, New York 10019, and any adjournments of the Annual Meeting. This proxy statement and the accompanying proxy card, notice of Annual Meeting of Stockholders and the exhibits, if any, are first being mailed to our stockholders on or about September [6], 2001.


                    INFORMATION REGARDING THE ANNUAL MEETING

     Proposals. At the Annual Meeting, our stockholders will be asked:

     o to vote upon the election of three members to our Board of Directors to serve a three-year term as Class III directors (Proposal No. 1);

     o to ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001 (Proposal No. 2);

     o to vote upon a proposal submitted by one of our stockholders to request that the Board of Directors amend our certificate of incorporation to allow our stockholders to take action by written consent and to call special meetings (Proposal No. 3);

     o to vote upon a proposal submitted by one of our stockholders to amend our by-laws to limit the number of "inside" directors on our Board of Directors to one person (Proposal No. 4);


     o to vote upon a proposal submitted by one of our stockholders to urge our Board of Directors take the steps necessary to reorganize itself into one class (Proposal No. 5); and


     o to vote on any other matters that may properly come before the Annual Meeting.


     This Annual Meeting is very important to all of our stockholders in light of an attempt by Elliott Associates, L.P. and Elliott International, L.P.
(together, the "Elliott Group") to elect two new members to our Board of Directors. The Board unanimously recommends that you vote "FOR" the election of the Board's nominees on the enclosed WHITE proxy card. We urge you not to vote for any individuals nominated by the Elliott Group.

     If you have previously signed a proxy card sent to you by the Elliott Group, you can revoke that proxy by signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.


     Record Date; Quorum. Only holders of record of common stock as of the close of business on August 31, 2001, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately [94,034,937] shares of common stock outstanding and entitled to vote at the Annual Meeting, held by approximately [6,792] stockholders of record, with each share entitled to one vote. The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Except with respect to broker non-votes, the consequences of which are described below, shares of common stock represented by proxies marked "ABSTAIN" for any proposal presented at the Annual Meeting and shares of common stock held by persons in attendance at the Annual Meeting who abstain from voting on any such proposal will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. Because of the vote required (see below) to approve the proposals presented at the Annual Meeting, abstentions will have the effect of a vote against such proposal, other than the proposal related to the election of directors. Shares as to which a broker indicates it has no discretion to vote and which are not voted will be considered not present at such meeting for purposes of proposals presented at the Annual Meeting. With respect to the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the vote. Because of the vote required to approve Proposal No. 4, broker non-votes with respect to such proposal will have the effect of a vote against Proposal No. 4, and because of the vote required to approve the other proposals at the Annual Meeting, broker non-votes will have no effect on the outcome of the vote on any of such other proposals.


     Vote Required. The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to approve and adopt each of the matters identified in this proxy statement as being presented to holders of shares of common stock at the Annual Meeting (other than Proposal No. 4 and the election of directors), each of which will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a majority of all of the issued and outstanding shares of common stock (whether or not represented in person or by proxy at the Annual Meeting) is required to approve Proposal No. 4 . The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect each of the Class III directors to our Board of Directors.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their banks or brokers. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election appointed by our Board of Directors. These inspectors of election will also determine whether a quorum is present for the transaction of business.

     Proxies. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, our stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With regard to other proposals, our stockholders may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or may abstain from voting on any or all proposals. Stockholders should specify their respective choices on the accompanying proxy card.


     If no specific instructions are given with regard to the matters to be voted upon, the shares of common stock represented by a signed proxy card will be voted "FOR" Proposals No. 1 and No. 2 and "AGAINST" Proposals No. 3, No. 4 and No. 5 listed on the proxy card or may be used to adjourn or postpone the Annual Meeting, subject to applicable laws, regulations and court orders. If any other matters properly come before the Annual Meeting of which we had not received notice a reasonable time before we began mailing this proxy statement and the accompanying proxy card, the persons named as proxies will vote upon such matters according to their judgment.

     Revocation of Proxies. All proxy cards delivered pursuant to this solicitation are revocable at any time prior to the Annual Meeting at the option of the persons executing them by giving written notice to the Secretary, by delivering a later dated proxy card or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, NJ 07073-2137, Attention:
Secretary.

     Solicitation of Proxies. Proxies will initially be solicited by us by mail, but directors, officers and regular full time, management level employees may solicit proxies from stockholders personally or by telephone, facsimile, telegraph, advertisement or the Internet. Such directors, officers and employees will not receive any additional compensation for such solicitation. We have engaged Georgeson Shareholder Communications Inc. ("Georgeson Shareholder") to assist us in the solicitation of proxies at the Annual Meeting. We will pay Georgeson Shareholder a fee not to exceed $120,000. We will also request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and we will reimburse such persons for their reasonable expenses incurred in doing so. The total amount of fees and expenses estimated to be spent and the total expenditures to date in connection with the solicitation of stockholders (including the fee payable to Georgeson Shareholder) are $375,000 and $40,000, respectively. All expenses incurred in connection with the solicitation of proxies will be borne by us.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1 AND NO. 2 AND "AGAINST" PROPOSALS NO. 3, NO. 4 AND NO. 5 TO BE PRESENTED TO STOCKHOLDERS AT THE ANNUAL MEETING.


     Our common stock is listed on the American Stock Exchange ("AMEX") under the symbol "MMG." On [August 31], 2001, the closing sale price for the common stock as reported by the AMEX was $[2.41] per share.

     This proxy statement and the accompanying proxy card are being mailed to our stockholders on or about September [6], 2001.

     The date of this proxy statement is September [6], 2001.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Securities and Exchange Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices, at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants (such as Metromedia International Group, Inc.) that file electronically with the Securities and Exchange Commission. The address of such site is: http://www.sec.gov. In addition, the common stock is traded on the AMEX, and copies of reports, proxy statements and other information can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.


                              RECENT DEVELOPMENTS

     On November 8, 2000, our Board of Directors authorized our management to evaluate structural alternatives to separate our Snapper, Metromedia China Corporation and radio and cable businesses from our telephony assets as a means to maximize stockholder value. These alternatives may include sales of some or all of these assets to third parties or the spin-off of some or all of these assets as independent companies to our stockholders. On March 1, 2001, we engaged Salomon Smith Barney and ING Barings, two independent internationally recognized investment banking firms, to advise us on the various alternatives.

     Although we are engaged in discussions regarding the restructuring with our bondholders and Snapper's banks, our Board of Directors has not approved any definitive transaction. Any final action remains subject to a number of conditions in addition to final Board approval, including, for certain transactions, obtaining the consent of our bondholders and preferred stockholders and Snapper's banks. In addition, the implementation of certain transactions may require the approval of our stockholders. Stockholders are not being asked to approve any such restructuring transaction at the Annual Meeting. If implementation of any such restructuring transaction requires stockholder approval, we will provide a separate proxy statement describing the tranascation in appropriate detail. Although we have engaged in discussions with certain of our bondholders concerning the proposed restructuring, these bondholders have not as of yet agreed to the terms of the proposed restructuring, thereby raising doubt as to our ability to consummate the restructuring. As a result, all information in this proxy statement and our Annual Report which accompanies this proxy statement has been prepared assuming we continue to operate each of our lines of businesses. We do not currently believe that any spin-off of any of our businesses could be accomplished on a tax-free basis.



                               SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners


     The following table sets forth, as of August [27], 2001, certain information regarding each person, including any "group" as that term is used in
Section  13(d)(3)  of  the  Securities  Exchange  Act  of  1934,  known  to  own
"beneficially" as such term is defined in Rule 13d-3 under the Exchange Act, more than 5% of our outstanding common stock. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.


                                                                          Number of Shares of       Percentage of
                                                                             Common Stock            Outstanding
Name and Address of Beneficial Owner                                     Beneficially Owned (1)     Common Stock
------------------------------------                                     ----------------------    ---------------
Metromedia Company.....................................................        7,989,206                [8.5]%
  One Meadowlands Plaza
  East Rutherford, NJ 07073

John W. Kluge..........................................................       18,736,669(2)            [19.6]
  810 Seventh Avenue
  New York, New York 10019

Stuart Subotnick.......................................................       19,050,994(2)            [19.9]
  810 Seventh Avenue
  New York, New York 10019

News PLD LLC ..........................................................        9,136,744(3)             [9.7]
  1211 Avenue of the Americas
  New York, New York 10036

Snyder Capital Management, L.P.........................................        8,636,701(4)             [9.2]
  350 California Street, Suite 1460
  San Francisco, California 94104-1436

-------------
(1)  Unless otherwise indicated by footnote,  the named persons have sole voting
     and   investment   power  with  respect  to  the  shares  of  common  stock
     beneficially owned.


(2) The amount set forth in the table above includes 12,415,455 shares beneficially owned by Mr. Kluge and Mr. Subotnick through Metromedia Company, a Delaware general partnership beneficially owned and controlled by Messrs. Kluge and Subotnick (7,989,206 shares), and through Met Telcell, Inc. ("Met Telcell") (4,426,249 shares), a corporation owned and controlled by Mr. Kluge and Mr. Subotnick, and 5,271,214 shares of common stock owned directly by a trust affiliated with Mr. Kluge (which include 200,000 shares of 7.25% cumulative convertible preferred stock, which are currently convertible into 666,666 shares of common stock), and 314,325 shares of common stock owned directly by Mr. Subotnick. Mr. Subotnick serves as trustee of trusts affiliated with Mr. Kluge and disclaims beneficial ownership of the shares owned by those trusts. The amounts shown for Messrs. Kluge and Subotnick also include options to acquire 1,050,000 shares of common stock which are currently exercisable owned by each of Messrs. Kluge and Subotnick.


(3) Pursuant to a report on Schedule 13D filed with the Securities and Exchange Commission on October 8, 1999 by (i) The News Corporation Limited, a South Australia, Australia corporation, with its principal executive office located at 2 Holt Street, Sydney, New South Wales 2010, Australia, (ii) News America Incorporated, a Delaware corporation, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, (iii) News PLD LLC, a Delaware limited liability company, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, and (iv) K. Rupert Murdoch, a United States citizen, with his business address at 10201 West Pico Boulevard, Los Angeles, CA 90035. News PLD LLC primarily holds, manages and otherwise deals with The News Corporation affiliates' investment in our company.

(4) Pursuant to a report on Schedule 13D/A filed with the Securities and Exchange Commission on January 11, 2001 by Snyder Capital Management, L.P.


     The foregoing information is based on a review, as of August [27], 2001, by us of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Exchange Act. To our knowledge, except as set forth above, no person owns beneficially more than 5% of our outstanding common stock.

Securities Beneficially Owned by Directors and Executive Officers


     The following table sets forth the beneficial ownership of common stock as of August [27], 2001 with respect to (i) each director and director nominee,
(ii) each named executive officer and (iii) all directors and executive officers as a group.


                                                                      Number of Shares of          Percentage of
                                                                         Common Stock               Outstanding
Name of Beneficial Owner                                             Beneficially Owned (1)        Common Stock
------------------------                                             ----------------------       ---------------
John P. Imlay, Jr................................................         104,000(2)(3)                  *

Clark A. Johnson.................................................         283,500(3)(4)                  *

Silvia Kessel....................................................         253,085(5)                     *

John W. Kluge....................................................      18,736,669(6)(7)                [19.5]%

Vincent D. Sasso, Jr.............................................          75,000(8)                     *

Stuart Subotnick.................................................      19,050,994(6)(7)                [19.7]

Arnold L. Wadler.................................................         265,415(5)                     *

Leonard White....................................................          69,000(3)(9)                  *

John S. Chalsty..................................................               0                        *

I. Martin Pompadur...............................................          50,000(10)                    *

All Directors and Executive Officers as a group (11 persons).....      20,971,079(11)                  [21.4]

-------------
* Holdings do not exceed one percent of the total outstanding shares of common stock.

(1) Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Includes currently exercisable options to acquire 75,000 shares of common stock at an exercise price of $9.31 per share issued under the Metromedia International Group, Inc. 1996 Incentive Stock Plan. The 1996 Incentive Stock Plan was approved by our stockholders at our 1996 Annual Meeting of Stockholders.

(3) Includes currently exercisable options to acquire 4,000 and 25,000 shares of common stock at an exercise price of $11.875 and $2.80 per share, respectively, under the 1996 Incentive Stock Plan.

(4) Includes currently exercisable options to acquire 35,000 shares of common stock at an exercise price of $9.31 per share under the 1996 Incentive Stock Plan.

(5) Includes currently exercisable options to acquire 250,000 shares of common stock at an exercise price of $9.31 per share under the 1996 Incentive Stock Plan.

(6) Represents 12,415,455 shares of common stock beneficially owned through Metromedia Company of which Mr. Kluge is a general partner (7,989,206 shares) and through Met Telcell (4,426,249 shares), a corporation owned and controlled by Messrs. Kluge and Subotnick, and 5,271,214 shares of common stock owned directly by a trust affiliated with Mr. Kluge, which includes 200,000 shares of 7.25% cumulative convertible preferred stock, which are currently convertible into 666,666 shares of common stock. Mr. Subotnick disclaims beneficial ownership of the shares owned by the trust.

(7) Includes currently exercisable options to acquire 1,000,000 shares of common stock at an exercise price of $7.44 issued under a non-plan option agreement with us, and 50,000 shares of common stock at an exercise price of $9.31 per share, issued under the 1996 Stock Plan.

(8) Includes currently exercisable options to acquire 75,000 shares of common stock at an exercise price of $9.31 per share under the 1996 Stock Plan.

(9) Includes currently exercisable options to acquire 40,000 shares of common stock at an exercise price of $9.625 per share under the 1996 Stock Plan.

(10) Includes currently exercisable options to acquire 25,000 shares of common stock at an exercise price of $4.50 per share and 25,000 shares of common stock at an exercise price of $2.80 per share, under the 1996 Stock Plan.

(11) Includes currently exercisable options to acquire shares of common stock in the amounts and at the exercise prices set forth in the footnotes above, and also includes 200,000 shares of 7.25% cumulative convertible preferred stock, which are currently convertible into 666,666 shares of common stock.

                             DIRECTORS AND OFFICERS

Directors

     Our Board of Directors, which presently consists of eight members, is divided into three classes. The Class I directors were elected for a term expiring at the Annual Meeting of Stockholders to be held in 2002, the Class II directors were elected for a term expiring at the Annual Meeting of Stockholders to be held in 2003, and the Class III directors were elected for a term expiring at this Annual Meeting of Stockholders. Members of each class hold office until their successors are elected and qualified. At each succeeding Annual Meeting of Stockholders, the successors of the class of directors whose term expires at that meeting will be elected by a plurality vote of all votes cast at such meeting and will hold office for a three-year term. The Class I directors, whose terms expire at the Annual Meeting to be held in 2002, are John W. Kluge, Stuart Subotnick and John P. Imlay, Jr. The Class II directors, whose terms expire at the Annual Meeting of Stockholders to be held in 2003, are I. Martin Pompadur and Leonard White. The Class III directors, whose terms expire at this Annual Meeting of Stockholders, are Silvia Kessel, Clark A. Johnson and John S. Chalsty.


     On November 8, 2000, James R.S. Hatt resigned from our Board of Directors and from his position as President and Chief Executive Officer of Metromedia International Telecommunications, Inc. On December 31, 2000, Arnold L. Wadler retired and resigned from our Board of Directors and from his position as our Executive Vice President, General Counsel and Secretary to spend more time with his family. John S. Chalsty was appointed to our Board of Directors as a Classs III director on March 21, 2001.


     For  more   information   regarding  each  of  our   directors,   including
biographical information, see "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS."

Meetings and Committees of the Board

     The Board of Directors held five regular meetings during fiscal year 2000. All directors attended at least 75% of the aggregate total number of meetings of our Board of Directors and all committees of our Board of Directors on which they served.

     The Board of Directors has delegated certain functions to the following standing committees:

     The Executive Committee. The executive committee is authorized to exercise, to the extent permitted by law, all of the powers of our Board of Directors in our management and affairs. The executive committee took action by unanimous written consent two times in fiscal year 2000. The current members of the executive committee are Messrs. Kluge and Subotnick.

     The Audit Committee. As set forth in our Audit Committee Charter, a copy of which is attached as Appendix A, the audit committee is responsible for, among other things:

     o    reviewing  the   professional   services  and   independence   of  our
          independent auditors and the scope of the annual external audit recommended by the independent auditors;

     o ensuring that the scope of the annual external audit is sufficiently comprehensive;

     o reviewing, in consultation with our independent auditors and our finance and accounting departments, the plan and results of the annual external audit and the adequacy of our internal control systems; and

     o reviewing with management and our independent auditors our annual and quarterly financial statements, financial reporting practices and the results of such external audit.

     The audit committee met four times during fiscal year 2000. The current members of the audit committee are Messrs. Imlay, Johnson and White. All of the members of the audit committee are "independent directors" as defined by Section 121A of the American Stock Exchange rules.

     The Compensation Committee. As set forth in our Compensation Committee Charter, the compensation committee's functions include reviewing, approving, recommending and reporting to our Board of Directors on matters specifically relating to the compensation of our executive officers and other key executives and to administer our stock option plans. The compensation committee took action by unanimous written consent four times during fiscal year 2000. The compensation committee is comprised entirely of independent directors. The current members of the compensation committee are Messrs. Imlay, Johnson, Pompadur and White.

     The Nominating Committee. The nominating committee's principal function is to identify candidates and recommend to our Board of Directors nominees for membership on our Board of Directors. The nominating committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees, provided that the procedures specified in our by-laws are followed. These procedures provide that, in order to nominate an individual to our Board of Directors, a stockholder must provide timely notice of such nomination in writing to our Corporate Secretary and a written statement by the candidate of his or her willingness to serve. Such notice must include the information required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, along with the name, record address, class and number of shares of common stock beneficially owned by the stockholder giving such notice. To be timely, notice must be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date of our Annual Meeting for the preceding year, unless the date of the Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case such notice must be received within ten days following public disclosure by us of the date of the Annual Meeting at which directors are to be elected. Any such nominations should be submitted in writing to Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, Attention:
Secretary. The nominating committee took action by unanimous written consent two times in 2000. The current members of the nominating committee are Messrs. Chalsty and Johnson and Ms. Kessel.

                             AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2000, which include our consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity
(deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

     MEMBERSHIP

          The audit committee is composed of three directors, all of whom meet the independence and experience requirements of Section 121A of the American Stock Exchange rules, and operates under a written charter adopted by the Board of Directors a copy of which is attached hereto as Appendix B. The members of the audit committee are Messrs. Imlay, Johnson and White. The audit committee recommends to the Board of Directors, subject to shareholder ratification, the selection of our independent accountants.

     REVIEW WITH MANAGEMENT

          The audit committee has reviewed and discussed our audited financial statements with management.

     REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

          The audit committee has discussed with KPMG LLP, our independent accountants, the matters required to be discussed by SAS 61
          (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements.

          The audit committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with KPMG LLP their independence from us.

     CONCLUSION

          Based on the review and discussions referred to above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     SUBMITTED BY THE AUDIT COMMITTEE
     OF THE BOARD OF DIRECTORS

          John Imlay, Jr.
          Clark A. Johnson
          Leonard White


Compensation of Directors

     During fiscal year 2000, each of our directors who was not employed by us or affiliated with Metromedia Company received a $2,000 monthly retainer plus a separate attendance fee for each meeting of our Board of Directors or a committee of our Board of Directors in which such director participated. During fiscal year 2000, the attendance fees were $1,200 for each meeting of our Board of Directors attended by a non-employee director or non-Metromedia Company affiliated director in person and $500 for each meeting of our Board of Directors in which a non-employee director or non-Metromedia Company affiliated director participated by conference telephone call. Members of committees of our Board of Directors are paid $500 for each meeting attended.

     On August 14, 2000, Mr. Pompadur was granted options to purchase 50,000 shares of our common stock at an exercise price of $4.50 per share, of which 10,000 shares vested as of the grant date and the remainder vest ratably over a four-year period.

Executive Officers

     Our executive officers and their respective ages and positions are as follows:

      Name                   Age     Position
      ----                   ---     --------
John W. Kluge                86      Chairman

Stuart Subotnick             59      Vice Chairman, President and Chief Executive Officer

Silvia Kessel                51      Executive Vice President, Chief Financial Officer and Treasurer

David A. Persing             44      Executive Vice President, General Counsel and Secretary

Vincent D. Sasso, Jr.        43      Vice President

      The following is a biographical summary of the experience of our executive officers, other than those executive officers who are also directors (for the backgrounds of each of our directors, including biographical information, see "Proposal No. 1 -- Election of Directors" below).

     David A. Persing. Mr. Persing has served as our Executive Vice President, General Counsel and Secretary since January 1, 2001. Prior to that time, Mr. Persing served as Senior Vice President and General Counsel of Smith Management LLC, a private investment firm, for more than five years preceding November 2000. Mr. Persing is employed by and has served as Senior Vice President, General Counsel and Secretary of Metromedia Company since January 1, 2001.


     Vincent D. Sasso, Jr. Mr. Sasso has served as our Vice President of Financial Reporting since July 1996 and as our Chief Accounting Officer since September 30, 1999. Prior to that time, Mr. Sasso served in a number of positions at KPMG LLP from November 1984 to June 1996, including as a partner from July 1994 to June 1996. Mr. Sasso has been employed by Metromedia Company since 1996.

Executive  Compensation

     Our Chief Executive Officer is a general partner of Metromedia Company and is paid by Metromedia Company in his capacity as such. Our other most highly compensated executive officers are employed and paid by Metromedia Company. Neither our Chief Executive Officer nor any of our other most highly compensated executive officers receive a salary or cash bonus or other compensation other than stock options directly from us, and Metromedia Company provides the services of those executive officers to us pursuant to a management agreement. See "Certain Relationships and Related Transactions."

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on compensation awarded to, earned by or paid to the Chief Executive Officer and our other executive officers for services rendered to us and our subsidiaries during the fiscal years ended December 31, 2000, 1999 and 1998. Mr. Subotnick was compensated in his capacity as a general partner of Metromedia Company. Messrs. Wadler and Sasso and Ms. Kessel were employed and paid by Metromedia Company. They did not receive any salaries or other payments from us. We estimate that Messrs. Subotnick, Wadler and Sasso and Ms. Kessel spent approximately 20, 20, 25 and 20 hours per week, respectively, working on matters for us.

                                                                  Long-Term Compensation
                                                                 --------------------------
                                                                                   Awards
                                                                                 Number of
                                                                                 Securities
                                           Annual Compensation                   Underlying     All Other
                                           -------------------   Other Annual       Stock         Annual
Name and Principal Position      Year        Salary    Bonus     Compensation      Options     Compensation
---------------------------      ----        ------    -----     ------------    -----------   ------------
Stuart Subotnick                 2000         $--        --           --             --             --
  President and Chief            1999          --        --           --             --             --
  Executive Officer              1998          --        --           --             --             --

Silvia Kessel                    2000         $--        --           --             --             --
  Executive Vice President       1999          --        --           --             --             --
  and Chief Financial            1998          --        --           --             --             --
  Officer and Treasurer

Vincent D. Sasso, Jr.            2000         $--        --           --             --             --
  Vice President of              1999          --        --           --             --             --
  Financial Reporting and        1998          --        --           --             --             --
  Chief Accounting Officer

Arnold L. Wadler(1)              2000         $--        --           --             --             --
  Former Executive Vice          1999          --        --           --             --             --
  President, General             1998          --        --           --             --             --
  Counsel and Secretary

-------------
(1) Mr. Wadler resigned as our Executive Vice President, General Counsel and Secretary and as a member of our Board of Directors as of December 31, 2000.

                               OPTION/SAR GRANTS
                    DURING THE YEAR ENDED DECEMBER 31, 2000

     The following table sets forth individual grants of stock options by us pursuant to our 1996 Incentive Stock Plan or otherwise to the named executive officers during fiscal year 2000.

                                 Number of       % of Total
                                 Securities     Options/SARs
                                 Underlying      Granted to
                                 Option/SARs    Employees in     Exercise Price    Expiration       Grant Date
Name                              Granted(#)     Fiscal Year         ($/sh)           Date          Valuation($)
-----                            -----------    ------------     --------------   ------------     -------------
Stuart Subotnick..............       -0-             --                --              --                --
Silvia Kessel.................       -0-             --                --              --                --
Vincent D. Sasso, Jr..........       -0-             --                --              --                --
Arnold L. Wadler..............       -0-             --                --              --                --

            AGGREGATED OPTION AND SAR EXERCISES IN FISCAL YEAR 2000
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

     The following table sets forth information concerning the exercise of options or SARs by the named executive officers during fiscal year 2000 and the number of unexercised options and SARs held by such officers at the end of fiscal year 2000.

                          Fiscal Year End Value $2.60

                                                                      Number of Securities
                                                                      Underlying Unexercised        Value of Unexercised in the
                                                Value Realized             Options/SARs                 Money Options/SARs
                                  Shares       (Market Price at        at Fiscal Year End(#)           at Fiscal Year End($)
                                Acquired on      Exercise Less    ------------------------------   ------------------------------
Name                             Exercise       Exercise Price)   Exercisable      Unexercisable   Exercisable      Unexercisable
-----                           -----------      --------------   -----------      -------------   -----------      -------------
Stuart Subotnick ............       -0-               --           1,050,000            -0-             --                --
Silvia Kessel ...............       -0-               --             250,000            -0-             --                --
Vincent D. Sasso, Jr. .......       -0-               --              75,000            -0-             --                --
Arnold L. Wadler ............       -0-               --             250,000            -0-             --                --


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Metromedia Company


     Metromedia Company and its affiliates are collectively our largest single stockholder, beneficially owning, as of August [27], 2001, approximately [19.6]% of the issued and outstanding shares of our common stock. We are party to a number of agreements and arrangements with Metromedia Company and its affiliates, the material terms of which are summarized below.


     Management  Agreement.   We  are  party  to  a  management  agreement  with
Metromedia  Company,  dated  November  1, 1995,  as  amended,  pursuant to which
Metromedia Company provides us with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans. This management agreement terminates on October 31, 2001, and is automatically renewed for successive one-year terms unless either party terminates upon 60 days prior written notice. The management fee under this management agreement was increased to $3.75 million per year as of January 1, 1999, payable monthly at a rate of $312,500 per month. We are also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the management agreement. Pursuant to the management agreement, we have agreed to indemnify and hold Metromedia Company harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement. In fiscal year 2000, Metromedia Company received less than $50,000 for its out-of-pocket costs and expenses or for interest on advances extended by it to us pursuant to the management agreement.

     Trademark License Agreement. We are party to a license agreement with Metromedia Company, dated November 1, 1995, as amended, pursuant to which
Metromedia Company has granted us a non-exclusive, non-transferable, non-assignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name "Metromedia" in the United States and, with respect to Metromedia International Telecommunications, Inc., worldwide, royalty-free for a term of ten years. This license agreement can be terminated by Metromedia Company upon one month's prior written notice in the event of:

     o    the expiration or termination of the management agreement;

     o    a "change in control" (as defined below); or

     o any of the stock or all or substantially all of the assets of any of our subsidiaries is sold or transferred, in which case, our license agreement shall terminate with respect to such subsidiary.

     A "change in control" is defined as:

     o a transaction in which a person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) not in existence at the time of the execution of our license agreement becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of our stock;

     o a change in the composition of our Board of Directors whereby a majority of the members thereof are not directors serving on the board at the time of the license agreement or any person succeeding such director who was recommended or elected by such directors;

     o a reorganization, merger or consolidation whereby, following the consummation thereof, Metromedia Company would hold less than 10% of the combined voting power of all classes of our stock;

     o    a sale or other disposition of all or substantially all of our assets;
          or

     o any transaction the result of which would be that the common stock would not be required to be registered under the Exchange Act and the holders of common stock would not receive common stock of the survivor of the transaction which is required to be registered under the Exchange Act.

     In addition, Metromedia Company has reserved the right to terminate the license agreement in its entirety immediately upon written notice to us if, in Metromedia Company's sole judgment, our continued use of "Metromedia" as a trade name would jeopardize or be detrimental to the goodwill and reputation of Metromedia Company.

     Under this trademark license agreement, we have agreed to indemnify and hold Metromedia Company harmless against any and all losses, claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and reasonable legal (and other related expenses) arising in connection with this trademark license agreement.

     We believe that the terms of each of the transactions described above were no less favorable to us than could have been obtained from non-affiliated parties.

Indemnification Agreements

     We have entered into indemnification agreements with certain directors. These indemnification agreements provide for indemnification of such directors to the fullest extent authorized or permitted by law. These indemnification agreements also provide for:

     o advancement by us of expenses incurred by such director or officer in defending certain litigation;

     o the appointment in certain circumstances of an independent legal counsel to determine whether the director or officer is entitled to indemnification; and

     o the continued maintenance by us of directors' and officers' liability insurance in an amount not less than $5 million of primary coverage and $5 million of excess coverage.

     The indemnification agreements were approved by our stockholders at our 1993 Annual Meeting of Stockholders.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of the outstanding common stock, to file with the Securities and Exchange Commission and the AMEX initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock. Such officers, directors and stockholders are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all reports that they file under Section 16(a). To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to such officers, directors and stockholders were complied with by such persons during fiscal year 2000.

Compensation Committee Interlocks and Insider Participation

     The compensation committee of our Board of Directors consists of Messrs. Imlay, Johnson, Pompadur and White. The compensation committee is comprised entirely of independent directors and is responsible for developing and making recommendations to our Board of Directors with respect to our executive compensation policies.

Compensation Committee Report on Compensation

     The following report of the compensation committee discusses our executive compensation policies generally and, specifically, the relationship of our performance in fiscal year 2000 to the compensation of our executive officers:

          Neither Messrs. Subotnick, Persing, Sasso or Wadler nor Ms. Kessel, were paid a salary or any other compensation by Metromedia International Group, Inc. (the "company"). Mr. Subotnick is compensated in his capacity as a general partner of Metromedia Company and Messrs. Persing, Sasso and Wadler (prior to his resignation in December 2000) and Ms. Kessel are employed and paid by Metromedia
          Company. Pursuant to the management agreement between Metromedia Company and the company, Metromedia Company provides certain services to the company, including services rendered by the foregoing executive officers of the company. "See Certain Relationships and Related Transactions." For the year ended December 31, 2000, we paid Metromedia Company a management fee of $3.75 million pursuant to the management agreement. Accordingly, we do not set the base salaries or annual cash bonus incentives of the company's executive officers, all of whom are employed or otherwise affiliated and paid by Metromedia Company.

          Background. In general, the compensation committee seeks to set the management fee paid to Metromedia Company at a level not in excess of the amount that the company would have to pay to an unrelated third party in order to replace the management services currently being provided to the company by Metromedia Company pursuant to the management agreement. In determining the amount that would need to be paid to replace the Metromedia Company management services, the compensation committee considers the management fees and executive compensation paid by companies of comparable size, similar market and operating characteristics and similar prospects. The members of the compensation committee are not affiliated with Metromedia Company, and such members are therefore the directors whose approval is required to authorize the management fee under the management agreement.

          Stock Options. The compensation committee administers the company's Incentive Stock Plan. The compensation committee believes that the grant of stock options will motivate executives to create long-term growth in shareholder value. Pursuant to our 1996 Stock Option Plan, options are granted at the discretion of the compensation committee periodically. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The compensation committee considers the recommendation of and relies on information provided by our Chief Executive Officer in determining the number of option shares to be granted to the non-CEO executive officers. The compensation committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as our stock price increases after the option is granted.

          Chief Executive Officer Compensation. As stated above, Mr. Subotnick, the Chief Executive Officer of the company, is a general partner of Metromedia Company and is paid by Metromedia Company in his capacity as such. Mr. Subtonick does not receive a salary, bonus or any other compensation from the company other than stock option grants as approved by the compensation committee. Mr. Subotnick did not receive any stock option grants during fiscal year 2000.

          Compliance with Internal Revenue Code Section 162(m). One of the factors the compensation committee considers in connection with compensation matters is the anticipated tax treatment to us and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. Accordingly, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

     The foregoing report of the compensation committee shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference, and shall not otherwise be deemed filed under such Acts.

                                        Submitted by the Compensation
                                        Committee of our Board of
                                        Directors


                                        John P. Imlay, Jr.
                                        Clark A. Johnson
                                        I. Martin Pompadur
                                        Leonard White

Performance Graph


     As we view our wholly-owned subsidiary Snapper, Inc. as a non-core asset which we manage solely in order to maximize stockholder value, we do not believe that it would be appropriate for us to compare our performance with that of companies operating in a line of business similar to Snapper's line of business. Rather, we believe that our performance should be compared to that of telecommunications companies because the telecommunications business constitutes the strategic focus of our business operations. As a result, the following graph sets forth our total stockholder return as compared to the Standard & Poor's 500 Index and the NASDAQ Telecommunications Stock Index for the five year period from January 1, 1996 through December 31, 2000. The total stockholder return assumes $100 invested at the beginning of the period in our common stock, the Standard & Poor's 500 Index and the NASDAQ Telecommunications Index and assumes reinvestment of dividends paid.


                   TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH
   METROMEDIA INTERNATIONAL, INC. vs. S&P 500 INDEX AND NASDAQ TELECOMM INDEX

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR GRAPH IN THE PRINTED MATERIAL]

    Metromedia International Group, Inc. Cumulative Total Shareholder Return

                                                 1996        1997        1998       1999        2000
                                                 -----       -----       -----      -----       -----
Metromedia International Group, Inc.........     $100        $ 96        $ 55       $ 48        $ 26
S&P 500 Index...............................     $100        $131        $166       $198        $178
NASDAQ Telecomm Index.......................     $100        $142        $232       $470        $214

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS


     The following table sets forth certain information with respect to the members of our Board of Directors, including the three incumbent Class III directors who have been nominated by our Board of Directors for re-election as Class III directors at the Annual Meeting. Messrs. Johnson and Chalsty and Ms. Kessel have each consented to being named in this proxy statement and to serve on our Board of Directors if elected.


     Our Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, our Board of Directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

     The affirmative vote of the holders of a plurality of shares of common stock presented in person or represented by proxy at the Annual Meeting will be required to elect each of the three Class III directors to our Board.

Name, Principal Occupation For Past                                              Class of       Director
Five Years and Certain Directorships                                 Age         Directors       Since
------------------------------------                                 ---         ---------      --------
John W. Kluge                                                        86           Class I         1995
Chairman of our Board of Directors since November 1,
     1995. Mr. Kluge was Chairman of the Board and a
     Director of Orion Pictures Corporation from 1992 until
     July 1997. He has served as Chairman and President of
     Metromedia Company and its predecessor-in-interest,
     Metromedia Inc., for over five years. Mr. Kluge is a
     Director of Metromedia Fiber Network, Inc., Conair
     Corporation and The Shubert Organization, Inc.
     Mr. Kluge is Chairman of the Executive Committee.

Stuart Subotnick                                                     59           Class I         1995
President and Chief Executive Officer since December 4, 1996 and Vice Chairman of our Board of Directors since
     November 1, 1995. Mr. Subotnick was Vice Chairman of
     the Board and a Director of Orion Pictures Corporation from
     1992 until July 1997. He has served as Executive Vice
     President of Metromedia Company and its predecessor-in-
     interest, Metromedia Inc., for over five years. Mr. Subotnick is a Director of Metromedia Fiber Network, Inc. and Carnival
     Cruise Lines, Inc., and Chairman of Big City Radio, Inc.
     Mr. Subotnick is a Member of the Executive Committee.

John P. Imlay, Jr.                                                   65           Class I         1993
Served from 1990 until December 1996 as Chairman of Dun &
     Bradstreet Software Services, Inc., an application software company located in Atlanta, Georgia. Mr. Imlay is the
     former Chairman of Management Science America, a
     mainframe applications software company. Management
     Science America was acquired by Dun & Bradstreet
     Software Services, Inc. in 1990. Mr. Imlay is also a
     Director of the Atlanta Falcons, a National Football League
     team and  IMS Health, Inc. Mr. Imlay is a Member of the
     Audit Committee and the Compensation Committee.

Name, Principal Occupation For Past                                              Class of       Director
Five Years and Certain Directorships                                 Age         Directors       Since
------------------------------------                                 ---         ---------      --------
I. Martin Pompadur                                                   66          Class II         1999

Served as a Director since September 1999 and has been a Director of PLD Telekom Inc. since May
     1998. Mr. Pompadur has been Executive Vice President of
     News Corporation and President of News Corporation
     Eastern and Central Europe and a member of News
     Corporation's Executive Management Committee since
     June 1998. He was appointed Chairman of News Corp.
     Europe on January 11, 2000. Mr. Pompadur is a Director of BskyB, Fox Kids Europe, Stream, StoryFirst
     Communications and Big Star Entertainment, Inc.


Leonard White                                                         62         Class II         1995
President and Chief Executive Officer of Rigel Enterprises, Inc.
     a management and private investment firm, since July 1997.
     Mr. White was President and Chief Executive Officer of
     Orion Pictures Corporation from March 1992 until July
     1997 and Metromedia Entertainment Group from 1995
     until July 1997. He was Chairman of the Board and Chief
     Executive Officer of Orion Home Entertainment Corporation,
     a subsidiary of Orion ("OHEC"), from March 1991 until
     March 1992 and President and Chief Operating Officer of
     Orion Home Video division of OHEC from March 1987
     until March 1991. Mr. White is a Director of Metromedia
     Fiber Network, Inc. and Big City Radio, Inc. Mr. White is
     Chairman of the Audit Committee and a Member of the
     Compensation Committee.


Clark A. Johnson                                                      70         Class III        1990
Served as Chief Executive Officer of Pier 1 Imports, Inc.,
     specialty retailer of decorative home furnishings,
     from 1986 to 1988 and served as Chairman and
     Chief Executive Officer of Pier 1 Imports from August
     1988 until his retirement in June 1998. Mr. Johnson is
     Chairman of the Board of Directors of PSS World Medical, Inc.,
     and is also a Director of Albertson's Inc., InterTAN, Inc.
     and Niagara Mohawk, Inc. Mr. Johnson is a Member of the
     Compensation, Audit and Nominating Committees.


Silvia Kessel                                                         51         Class III        1995
Executive Vice President, Chief Financial Officer and Treasurer
     since August 29, 1996 and, prior to that, Ms. Kessel served as Senior Vice President, Chief Financial Officer and
     Treasurer since November 1, 1995. She was Executive
     Vice President and Director of Orion Pictures Corporation
     from January 1993 until June 1997 and Senior Vice
     President of Orion from June 1991 to November 1992.
     Ms. Kessel has been Senior Vice President of Metromedia
     Company since January 1994, President of Kluge & Company
     for over five years and Managing Director from 1990 to
     1994. She is a Director and Executive Vice President of
     Metromedia Fiber Network, Inc. and Big City Radio, Inc.
     and a Director of Liquid Audio, Inc. Ms. Kessel is a
     Member of the Nominating Committee.

Name, Principal Occupation For Past                                              Class of       Director
Five Years and Certain Directorships                                 Age         Directors       Since
--------------------------------                                     ---         ---------      -------
John S. Chalsty                                                       67         Class III        2001

Served on our Board of Directors since March 21, 2001.
     Mr. Chalsty is currently a senior advisor to Credit
     Suisse First Boston ("CSFB"). Mr. Chalsty served as
     President and Chief Executive Officer of Donaldson,
     Lufkin & Jenrette, Inc. ("DLJ") from 1986 to 1996 and as
     Chairman and Chief Executive Officer from 1996 to 1998 and as Chairman until the merger of DLJ into CSFB.
     Mr. Chalsty is currently a member of the Board of Directors of AXA Financial, Inc., Occidental Petroleum Corporation,
     Sappi Ltd., IBP, Inc. and Metromedia Fiber Network, Inc.
     Mr. Chalsty is a Member of the Nominating Committee.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" MR. CLARK A. JOHNSON, MR. JOHN S. CHALSTY AND MS. SILVIA KESSEL, ITS PROPOSED NOMINEES, AND "AGAINST" ANY NOMINEES PROPOSED BY THE ELLIOTT GROUP.

                        PROPOSAL NO. 2 -- RATIFICATION OF
                    THE APPOINTMENT OF INDEPENDENT AUDITORS

     Our Board of Directors has appointed the firm of KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2001, subject to ratification by our stockholders. KPMG LLP audited our consolidated financial statements for the fiscal year ended December 31, 2000.

     A partner of KPMG LLP is expected to be present at the Annual Meeting, to be provided with an opportunity to make a statement and to be available to respond to appropriate questions from stockholders.

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of our annual financial statements by KPMG LLP for fiscal year 2000 and for the reviews of the financial statements included in our Forms 10-Q for the fiscal year 2000 were $2,053,000.

     Financial Information Systems Design and Implementation Fees. None.

     All Other Fees. The aggregate fees billed for professional services rendered by KPMG LLP other than the audit fees were $223,000. Such services included tax and due diligence consulting services. The audit committee has considered whether the provision of such services by KPMG LLP is compatible with maintaining auditor independence and has determined that it is.


     If our stockholders do not ratify the appointment of KPMG LLP as our independent auditors for the forthcoming year, such appointment will be reconsidered by the audit committee and our Board of Directors, and as a result another independent auditor may be appointed for the forthcoming year, subject to ratification by our stockholders.


     The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to approve and adopt Proposal No. 2.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF OUR CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                  PROPOSAL NO. 3 -- FIRST SHAREHOLDER PROPOSAL

     Alan G. Hevesi, investment adviser and a trustee of the New York City Teachers' Retirement System ("NYCTRS"), c/o The City of New York, office of the Comptroller, 1 Centre Street, New York, New York 10007-2341, beneficial owner of 65,600 shares of our common stock, has submitted the following proposal on behalf of NYCTRS:

          "BE IT RESOLVED, that the shareholders of Metromedia International Group request that the Board of Directors amend the certificate of incorporation to reinstate the rights of the shareholders to take action by written consent and to call special meetings."

Supporting Statement

     "The rights of the shareholders to take action by written consent and to call special meetings should not be abridged.

     The company's elimination of these rights, in our opinion, effectively removes important processes by which shareholders can act expeditiously to protect their investment interests. For example, shareholders should not be prevented from giving timely consideration to a bidder's proposal to acquire control of the company, or a dissident shareholder's slate of nominees for election to the Board of Directors, because such proposals are required to be presented only at the Annual Meeting."

Statement of the Board of Directors

     Presently, our certificate of incorporation and by-laws (i) require, among other things, that special meetings of stockholders for any purpose be called by either the Chairman or Vice Chairman of our Board of Directors and (ii) do not provide for stockholder action by written consent. If we amended the certificate of incorporation and by-laws as proposed, we would allow our stockholders to call special meetings and act without a meeting whenever, however frequently and for whatever reason such stockholders may desire. For the reasons stated below, our Board of Directors believes that the requested amendments to the certificate of incorporation and by-laws are not in our or our stockholders' best interests.


     Applicable Delaware law does not grant stockholders of a corporation the absolute right to call a special meeting or act by written consent, and instead permits each individual corporation to determine in its certificate of incorporation and by-laws whether stockholders will have such rights. The Board of Directors believes that the Delaware legislature adopted this approach due to the significant financial and administrative burdens that a special meeting or stockholder action by written consent can impose on a public corporation.

     As of the record date, approximately [6,792] persons and entities are the record holders of our common stock, each of whom, if Proposal No. 3 is approved, would be entitled under the proposal to demand a special meeting or institute action by written consent. Each such stockholder would also be entitled to notice of, and to receive proxy materials relating to, any special meeting, thereby necessitating actual expenditures (legal, printing and postage) in addition to those associated with our Annual Meeting. The calling of a special meeting would also necessitate the diversion of corporate officers and employees from their other duties in order to prepare for such a meeting. The Board of Directors believes that the interest of our stockholders would be better served utilizing these resources to improve its businesses. Similarly, our Board of Directors believes that permitting action to be taken by written consent would create confusion as multiple stockholders would be able to solicit written consents on various matters and would divert valuable corporate resources to this process. In addition, our Board of Directors believes that this proposed amendment to the certificate of incorporation would have the effect of making a hostile takeover of the company and similar disruptive transactions more likely.

     In light of the foregoing, our Board of Directors believes that such an amendment to our certificate of incorporation could leave us exposed to numerous calls for special meetings and stockholder action by written consent that may be of little or no benefit to stockholders and which are a significant burden on us. Stockholders, such as the proponent of Proposal No. 3, remain free to make proposals at our Annual Meeting. The Board of Directors believes that the Chairman and Vice Chairman of our Board of Directors are in the best position to determine if a special meeting is warranted.

     This proposal requires approval by a majority of the shares voted on the issue. It should be noted, however, that adoption of this proposal would not by itself give stockholders the right to take action by written consent and to call special meetings. Under Delaware law, the Board of Directors has to recommend further action by the stockholders to amend the certificate of incorporation to give stockholders the right to take action by written consent and to call special meetings and the amendment then must be approved by a majority of the shares entitled to vote.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL NO. 3 IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 3.

     APPROVAL BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL NO. 3.

                  PROPOSAL NO. 4 -- SECOND SHAREHOLDER PROPOSAL

     Elliott Associates, L.P., 712 Fifth Avenue, New York, New York 10019, record owner of 1,000 shares of our common stock and Elliott International, L.P., c/o HSBC Financial Services (Cayman) Limited, P.O. Box 1109 GT, HSBC House, Mary Street, Grand Cayman, Cayman Islands, British West Indies, record owner of 1,000 shares of our common stock, have submitted the following proposal:

          "WHEREAS, a significant number of the Directors of Metromedia International Group, Inc. (the "Corporation") are officers of the Corporation or receive income from the Corporation other than for their service as Directors;

          WHEREAS, the Corporation's shareholders believe that the lack of independent Directors has resulted, and will continue to result, in corporate decision-making that is not in the best interests of the Corporation's shareholders; and

          WHEREAS,   the  Corporation's   shareholders  seek  to  protect  their
     investments by ensuring that the Corporation is governed primarily by independent outside Directors;

          NOW THEREFORE, BE IT RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, Article Twelfth of the Corporation's
     Restated Certificate of Incorporation and Article 9 of the Corporation's By-laws, the Corporation's shareholders hereby amend Article III of the Corporation's By-laws to add the following Section 15, such amendment to become effective following approval by holders of a majority of the shares of the Corporation's common stock entitled to vote in the election of Directors of the Corporation.

               Section 15. The Board of Directors of the Corporation shall at no time contain more than one (1) Inside Director, except for persons who are Inside Directors at the time this Section 15 becomes effective, who shall be permitted to complete their then existing term of office. For purposes of this Section 15, "Inside Director" means a Director (i) who is an officer or employee of the Corporation or any subsidiary or affiliate of the Corporation, or (ii) who otherwise derives income from the Corporation or any subsidiary or affiliate of the Corporation, either directly or indirectly, other than compensation for his/her services as a Director. Notwithstanding any other provision of these By-laws, this Section 15 may not be altered, amended or repealed, except by vote of a majority of the holders of the shares of the Corporation's common stock entitled to vote in the election of Directors of the Corporation."

Supporting Statement

     While we believe in the potential of the Corporation's business, the total return received by its shareholders over the last five years ending December 13, 2000, measured by increased share price plus dividends, has been negative 82% versus 165% for NASDAQ Telecomm Index and 119% for S&P 500 Index. We believe the root of the problem is a lack of focus on shareholder value by the Corporation's Directors, a significant number of whom are Inside Directors. These Inside Directors have personal financial interests which are not generally shared by the Corporation's stockholders.

     We believe that independent outside Directors will better protect the Corporation's interests. Such outside Directors have no personal or professional ties to the Corporation that may cloud their judgment or prevent them from acting in the stockholders' best interests.

     To ensure that the Corporation's stockholders are protected against self-interested decision-making, we request your support for the above resolution. This proposal will ensure that the Corporation is always governed by a majority of Directors whose decision-making is unfettered by personal concerns.

Statement of the Board of Directors

     We recognize the importance of having independent, non-management directors. For this reason, only two of the current eight directors are members of management. Furthermore, all executive compensation decisions are made by our compensation committee and the stock option plans are administered by our compensation committee, which is made up entirely of independent directors.


     This stockholder proposal, however, asks that all but one of the directors be "independent." This requirement, which we believe to be extreme and unreasonable, would not be in the best interests of our stockholders. It would, for example, render ineligible for Board service certain of our executive officers who are the people most knowledgeable about the company.

     The Board of Directors and the nominating committee are committed to an extremely high quality and diverse membership of our Board of Directors. We believe that our Board consists of a highly effective combination of individuals with a variety of company knowledge, business acumen, professional expertise, personal experience, historical perspective and independent judgment. We believe that limiting director candidates as narrowly as described in this proposal would severely limit the stockholders' ability to elect the most qualified individuals to the Board and would result in a much less effective Board of Directors.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL NO. 4 IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 4.


     APPROVAL BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL NO. 4.

                  PROPOSAL NO. 5 -- THIRD SHAREHOLDER PROPOSAL

     Kayla J. Gillan, General Counsel of the California Public Employees' Retirement System ("CalPERS"), Lincoln Plaza, P.O. Box 942708, Sacramento,
California 95814, beneficial owner of approximately 2,807,174 shares of our common stock, has submitted the following proposal on behalf of CalPERS:


          "RESOLVED, that the stockholders of Metromedia International Group, Inc. urge the Board to take the steps necessary, in compliance with applicable law, to reorganize itself into one class."


Supporting Statement

     Is accountability by the board of directors important to shareholders? As a trust fund with more than 1.2 million participants, and as the owner of approximately 2,807,174 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks accountability is of paramount importance. This is why we are sponsoring this proposal which if passed, would urge the board to reorganize itself so that each director stands before the shareholders for re-election each year. We hope to eliminate the Company's so-called "classified board", whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on one-third of the board at any given time.

     By classifying itself, a board insulates its members from immediate challenge. Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s) but now, we believe that insularity works primarily to hamper accountability. A classified board can prevent shareholders from mounting a successful opposition to the entire board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would stand for election in its entirety, every year.

     CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better.

     We -- as one shareholder -- are dissatisfied with the Company's long-term financial performance. We seek to improve that performance through this structural reorganization of the board. If the board acts on our proposal, shareholders would have the opportunity to register their views at each annual meeting -- on performance of the board as a whole, and of each director as an individual.

     CalPERS urges you to join us in VOTING TO DE-STAGGER the terms of election, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

Statement of the Board of Directors

     The Board of Directors unanimously recommends a vote "AGAINST" this proposal to declassify the Board of Directors so that all directors may be elected annually. The Board believes it is in our and our stockholders' best interests to continue to have a classified Board.


     The Board of Directors has been divided into three classes since our stockholders adopted the Amended and Restated Certificate of Incorporation and By-laws at the 1995 Annual Meeting of Stockholders in connection with the approval of certain business combinations.

     The Board believes that the election of directors by classes assures continuity and stability in the management of the affairs of the company, because, at any given time, a majority of the Board generally will have had prior experience as directors of the company. The Board believes that this serves to provide solid knowledge of the business and industry, long-term strategic planning, informed oversight of corporate policies and orderly development of strategies and operations to enhance stockholder value rather than merely being responsive to short-term capital market changes. The Board believes that this also permits a more orderly process for a change in the composition of the Board and company policies and strategies. In addition, the Board believes that the proposal to declassify the Board of Directors would have the effect of making a hostile takeover of the company and similar disruptive transactions more likely.


     Moreover, the Board believes that directors elected for classified terms are not any less accountable or responsive to stockholders than they would be if elected annually. The same standards of performance apply to all of the directors regardless of the term of service. Further, the stockholders retain their ability to replace incumbent directors or propose and elect alternative nominees for the class of directors to be elected each year. Thus, we believe that the stockholders continue to enjoy a significant opportunity to express their views regarding the Board's performance and to influence the Board's composition. Finally, your Board believes that the continuity and quality of leadership resulting from the classified Board creates long-term value for the company's stockholders.


     This proposal requires approval by a majority of the shares voted on the issue. It should be noted, however, that adoption of this proposal would not by itself eliminate the classified Board. Under Delaware law, the Board of Directors has to recommend further action by the stockholders to amend the certificate of incorporation to eliminate the classified Board and the amendment then must be approved by a majority of the shares entitled to vote.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL NO. 5 IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 5.

     APPROVAL BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL NO. 5.

                           OTHER STOCKHOLDER PROPOSALS


     In addition to seeking to elect two new directors to our Board of Directors and submitting Proposal No. 4 regarding amending the by-laws of the company to limit the number of "inside" directors, the Elliott Group has made another stockholder proposal regarding the ability of stockholders to call special meetings of the stockholders. The company believes that the Elliott Group's second stockholder proposal is substantially duplicative of Proposal No. 3 and as such, the company is not required to include that proposal in this proxy statement. The Securities and Exchange Commission has agreed with us and has sent us a letter indicating that it will take no action if we exclude that proposal. The Elliott Group continues, however, to solicit proxies for its duplicative proposal.



                    ANNUAL REPORT; INCORPORATION BY REFERENCE


     Our Annual Report on Form 10-K Amendment No. 1 for the year ended December 31, 2000 (which contains our audited consolidated financial statements) is being disseminated with this proxy statement. To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Audit Committee Report," "Compensation Committee Report on Compensation" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING


     Any stockholder who wishes to present a proposal at the 2002 Annual Meeting of Stockholders, and who wishes to have such proposal included in our proxy statement for that meeting, must deliver a copy of such proposal to Metromedia International Group, Inc. at One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention: Corporate Secretary, no later than May 3, 2002; provided, however, that if the 2002 Annual Meeting of Stockholders is held on a date more than 30 days before or after the corresponding date of the 2001 Annual Meeting, any stockholder who wishes to have a proposal included in our proxy statement for that meeting must deliver a copy of the proposal to us a reasonable time before the proxy solicitation is made. We reserve the right to decline to include in our proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.


                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.


     PLEASE EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY FORM. You may later revoke the proxy and, if you are able to attend the meeting, you may vote your shares in person.



                                             By Order of the Board of Directors,


                                             David A. Persing
                                             Senior Vice President,
                                             General Counsel and Secretary


September [6], 2001

                                                                      Appendix A

                      METROMEDIA INTERNATIONAL GROUP, INC.
                            AUDIT COMMITTEE CHARTER

Organization

     The Board of Directors has established an audit committee. The Audit Committee must be composed of at least three directors.

Statement of Policy

The Audit Committee shall provide advice and assistance to the Board and its members in fulfilling their responsibilities to the shareholders and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, the Audit Committee shall communicate freely and openly with the directors, the independent auditors, and the financial management of the Company.

Membership

The committee shall be comprised of at least three members who are independent of the management of the Company and are free of any relationship that would interfere with their ability to make independent judgments as an audit committee member.

Each member shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Meeting

The Committee shall meet at least quarterly generally before regular Board of Directors meetings. In no event will any quarterly or annual report on Form 10-Q or Form 10-K, respectively, be filed prior to approval of such report by the audit committee. The Committee may ask members of management or others to attend any meeting of the audit committee and provide pertinent information as its members may deem necessary.

The agenda for each meeting will be prepared by the secretary of the Company and, whenever reasonably practicable, circulated to each member prior to the meeting. A meeting may be held by telephone or action may be taken without a meeting by unanimous written consent setting forth the action so taken, signed by the members of the Audit Committee.

As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditor to discuss the quality of the Company's accounting, including internal control procedures, financial disclosures, and the Company's accounting principles and their application.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee shall:

     - Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and shall engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

     - Review and recommend to the directors the independent auditors to be selected (or nominate the independent auditor to be proposed for shareholder approval in any proxy statement) to audit the financial statements of the Company and its divisions and subsidiaries and to evaluate, and, where appropriate, replace the independent auditor.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed unauthorized, illegal or otherwise improper.

     - Receive, a reasonable time prior to each meeting so as to permit meaningful review, a draft of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any proposed changes in accounting principles.

     - Provide sufficient opportunity independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Provide an open avenue of communication the independent auditor and the board of directors.

     - Submit the minutes of all the meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting, with the board of directors.

     - Fully, fairly, and timely disclose all material developments to the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

================================================================================
While the committee has the duties and responsibilities set forth in this charter, the committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the committee to resolve disagreement, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.
================================================================================

                                  INSTRUCTIONS

1. If your shares are registered in your own name, please sign, date and mail the attached WHITE Proxy Card to Georgeson Shareholder in the postage-paid envelope provided today.

2. If you have previously signed and returned a BLUE proxy card to Elliott Associates, L.P., you have every right to change your vote. Only your latest dated card will count. You may revoke any BLUE Proxy Card already sent to Elliot Associates by signing, dating and mailing the attached WHITE Proxy Card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2001 Annual Meeting by delivering a later dated proxy for the 2001 Annual Meeting or a written notice of revocation to Georgeson Shareholder or the Secretary of Metromedia International Group, Inc., or by voting in person at the 2001 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the attached WHITE Proxy Card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

4. After signing the attached WHITE Proxy Card do not sign or return the BLUE proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions about giving your proxy or require assistance, please call:


                          Georgeson [LOGO] Shareholder

                                 17 State Street
                               New York, NY 10004

                         Call Toll-Free: 1-800-223-2064
              Banks and Brokerage firms call collect: 212-440-9800




                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


--------------------------------------------------------------------------------

PROXY                                                           PRELIMINARY COPY


                      METROMEDIA INTERNATIONAL GROUP, INC.
            ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY 07073 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 2001

The undersigned hereby appoints David A. Persing and Vincent D. Sasso, Jr., or either of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of Common Stock, par value $1.00 per share, of Metromedia International Group, Inc. (the "Corporation") held of record by the undersigned at the close of business on August 31, 2001 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. on October 9, 2001 at 1285 Avenue of the Americas, New York, New York 10019, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting, including any permitted adjournments or postponements of the Annual Meeting, and such other matters as may properly be brought before the Annual Meeting of which the Corporation has not received notice a reasonable time before mailing of the Proxy Statement began.

This signed Proxy Card revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement relating to the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPALS 1 AND 2 AND "AGAINST" PROPOSALS 3, 4 AND 5 AND "AGAINST" ANY DIRECTOR NOMINEES PROPOSED BY ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P.

                   (Please date and sign on the reverse side)

                             YOUR VOTE IS IMPORTANT

                           PLEASE SIGN, DATE AND MAIL
                          YOUR WHITE PROXY CARD TODAY

                      (SEE REVERSE SIDE FOR INSTRUCTIONS)





                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[X]  PLEASE MARK
     YOUR VOTES AS
     INDICATED IN
     THIS EXAMPLE


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE                      FOR             WITHHOLD
    "FOR" THE APPROVAL OF THE PROPOSALS SET                  all nominees       authority
          FORTH UNDER ITEMS 1 AND 2.                        listed (except       to vote
                                                             as otherwise        for all
                                                              specified          nominees
Nominees:
01 Clark A. Johnson, 02 John S. Chalsty, 03 Silvia Kessel        [ ]               [ ]

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)


__________________________________________________________________________________________

                                                                 FOR     AGAINST   ABSTAIN
PROPOSAL TWO. Ratification of the Selection of KPMG LLP as       [ ]       [ ]       [ ]
the Corporation's independent auditors for the fiscal year
ending December 31, 2001.




      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3, 4 AND 5.

                                                                 FOR     AGAINST   ABSTAIN
PROPOSAL THREE. Approval and adoption of an amendment to the
Corporation's   certificate  of   incorporation   to  permit     [ ]       [ ]       [ ]
Stockholders  to take action by written  consent and to call special meetings.

PROPOSAL FOUR.  Approval and adoption of an amendment to the
Corporation's  by-laws  to  limit  the  number  of  "inside"     [ ]       [ ]       [ ]
directors  on the  Corporation's  Board of  Directors to one person.

PROPOSAL  FIVE.  Approval and Adoption of a proposal to urge
the  Corporation's  Board of Directors to reorganize  itself     [ ]       [ ]       [ ]
into one class.




WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSALS 3, 4 AND 5.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

Dated:   ___________________ ,2001

__________________________________
            Signature

__________________________________
     Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.